UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2006

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On July 20, 2006, Graphic Packaging Corporation and its wholly-owned subsidiary Graphic Packaging International, Inc. (referred to collectively herein as the “Company”) entered into an Employment Agreement with each of Jeffrey H. Coors, Stephen M. Humphrey, David W. Scheible, Daniel J. Blount, Stephen A. Hellrung, Wayne E. Juby, Michael R. Schmal and Robert M. Simko.  Pursuant to such agreements, each of the executives will serve in the capacity shown beside such executive’s name in the table set forth below.  Each of the agreements with Messrs. Scheible, Blount, Hellrung, Juby, Schmal and Simko has an initial term of one year beginning on July 20, 2006 (except for Mr. Scheible, whose agreement begins on August 8, 2006), and then at term end automatically extends upon the same terms and conditions for an additional period of one year until terminated by the Company or the executive.  Mr. Coors’ employment pursuant to his agreement begins on August 8, 2006 and terminates on December 31, 2007.  Mr. Humphrey’s employment pursuant to his agreement begins on January 1, 2007 and terminates on December 31, 2007.

Each of the agreements provides for the minimum base salary for each executive set forth beside such executive’s name in the table below, and for each executive’s participation in the Company’s incentive compensation programs for senior executives at a level commensurate with his position and duties with the Company and based on such performance targets as may be established from time to time by the Company’s Board of Directors or a committee thereof.  Each executive shall have an annual target bonus opportunity for 2006 equal to the percentage of base salary set forth in the table below.

Each of the agreements specifies that during the executive’s employment, the Company shall provide certain employee benefits, including life, medical, dental, accidental death and dismemberment, business travel accident, prescription drug and disability insurance in accordance with the programs of the Company then available to its senior executives.  The executives shall also be entitled to participate in all of the Company’s profit sharing, pension, retirement, deferred compensation and savings plans applicable to senior executives, as such plans may be amended and in effect from time to time.

During each year of each executive’s employment, he shall be entitled to a perquisite allowance of $20,000, which shall be paid as soon as practicable after January 1 of each year.  This special bonus may be used by the executive for, among other things: tax preparation services, financial planning services, home security services, executive physicals, dues of airline, luncheon, country or athletic clubs or automobile expenses.

In the event that the executive’s employment is terminated due to a disability that prevents the performance by the executive of his duties for a period of six months or longer, the Company shall pay the executive’s full base salary through the date of termination.  In the case of termination due to death, the Company will pay the executive’s full base salary for the payroll period in which death occurs, plus an additional one month’s salary.  In addition to base salary payments, an executive terminated due to disability or death will receive a pro-rated bonus for the portion of the calendar year in which the executive’s termination of employment occurs.

With respect to Messrs. Scheible, Blount, Hellrung, Juby, Schmal or Simko, in the event that the Company terminates any of their employment without cause, or one of the executives terminates his employment for good reason, the agreements provide for severance of:

•              base salary and welfare benefits for a period ending on the first anniversary of the date of termination (on the second anniversary with respect to Mr. Scheible);

•              a pro-rata incentive bonus for the year in which termination occurs, assuming that all performance targets had been achieved as of the date of termination (multiplied by two with respect to Mr. Scheible); and

•              outplacement and career counseling services with a value not in excess of  $25,000.

Each of the agreements provides that the executives may not work for a competitor of the Company for a period of one year after his employment terminates (two years with respect to Mr. Scheible).  Each of the executives is also prohibited from (i) employing or soliciting employees of the Company for employment, (ii) interfering with the Company’s relationship with its employees or (iii) soliciting or attempting to establish any competitive business relationship with a customer, client or distributor of the Company for a period of one year after termination of employment (two years with respect to Mr. Scheible).

Specific terms for each of the executives are set forth below:

Name	Position	Annual Base Salary	Annual Target Bonus %
Jeffrey H. Coors	Vice Chairman	$575,000	N/A
Stephen M. Humphrey	Vice Chairman	$575,000	N/A
David W. Scheible	Chief Operating Officer(1) President and Chief Executive Officer	$550,000 $700,000	75 100%%
Daniel J. Blount	Senior Vice President and Chief Financial Officer	$400,000	70%
Stephen A. Hellrung	Senior Vice President, General Counsel And Secretary	$347,500	60%
Wayne E. Juby	Senior Vice President, Human Resources	$310,000	60%
Michael R. Schmal	Senior Vice President, Beverage	$350,000	70%
Robert M. Simko	Senior Vice President, Paperboard	$310,000	70%

(1)             Mr.Scheible’s agreement specifies that no later than January 1, 2007, he shall be promoted from the position of Chief Operating Officer to President and Chief Executive Officer.  At the time of such promotion, Mr. Scheible’s base salary shall increase to $700,000 and his annual target bonus opportunity shall change to 100%.

Item 3.03.                          Material Modifications to Rights of Security Holders.

On July 20, 2006, Graphic Packaging Corporation, the Coors Family Stockholders, Clayton, Dubilier & Rice Fund V Limited Partnership (“CD&R”) and EXOR Group S.A.

(“Exor”) entered into Amendment No. 3 to Stockholders Agreement dated March 25, 2003.  Pursuant to the Amendment, upon Mr. Stephen M. Humphrey’s ceasing to serve as the Chief Executive Officer of the Company, his seat on the Board of Directors shall be made available to each subsequent Chief Executive Officer of the Company elected by the Board, to serve for the duration of his or her service in such position.

A copy of Amendment No. 3 to Stockholders Agreement is attached as Exhibit 10.9 to this Current Report on Form 8-K.

Item 5.02                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2006, the Board of Directors of Graphic Packaging Corporation announced a management succession plan for the Company.  Pursuant to such plan, Mr. David W. Scheible, the current Chief Operating Officer of the Company, will become President and Chief Executive Officer and a member of the Board of Directors on January 1, 2007.  Also on January 1, 2007, Mr. Stephen M. Humphrey, the Company’s current President and Chief Executive Officer will resign from those positions and the Board of Directors and become Vice Chairman of the Company.  On August 8, 2006, the Company’s current Executive Chairman, Jeffrey H. Coors, will become a Vice Chairman of the Company, but remain a member of the Board of Directors.  Both Mr. Humphrey and Mr. Coors will serve as Vice Chairman through December 31, 2007.  Mr. John R. Miller, who currently serves as a member of the Board of Directors and Chairman of the Nominating and Corporate Governance Committee, will succeed Mr. Coors as a non-executive Chairman of the Board of Directors on August 8, 2006.

Information required to be disclosed pursuant to Items 401(b), (d) and (e) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), with respect to each of Messrs. Coors, Humphrey and Miller is incorporated herein by reference to the section entitled “Proposal 1 — Election of Directors” in the Company Proxy Statement for the 2006 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 11, 2006 (the “2006 Proxy Statement”).  Information required to be disclosed pursuant to Items 401(b), (d) and (e) of Regulation S-K with respect to Mr. Scheible is incorporated herein by reference to the unnumbered item in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 3, 2006.  There are no family relationships among any of the Company’s directors or executive officers and, except as disclosed under the section entitled “Certain Relationships and Related Transactions” in the 2006 Proxy Statement, there are no transactions between any of the executive officers and directors discussed above and the Company.  A brief description of the Employment Agreements between each of Messrs. Coors, Humphrey and Scheible and the Company entered into in connection with the management succession plan is provided above in Item 1.01 of this Current Report on Form 8-K.

A copy of the Company’s press release regarding the management succession plan is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2006, the Board of Directors of Graphic Packaging Corporation approved an amendment to its amended and restated Bylaws to specify that the Chairman of the Board would no longer be required to be an executive officer of the Company.  A copy of the Bylaws as so amended and restated is attached hereto as Exhibit 3.1.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Bylaws of Graphic Packaging Corporation, as amended and restated as of July 20, 2006.

10.1	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Jeffrey H. Coors.

10.2	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Stephen M. Humphrey.

10.3	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and David W. Scheible.

10.4	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Daniel J. Blount.

10.5	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Stephen A. Hellrung.

10.6	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Wayne E. Juby.

10.7	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Michael R. Schmal.

10.8	Employment Agreement dated as of July 20, 2006 by and between Graphic Packaging International, Inc., Graphic Packaging Corporation and Robert M. Simko.

10.9

Amendment No. 3 to Stockholders Agreement dated as of July 20, 2006 by and among Graphic Packaging Corporation, the Family Stockholders listed on Schedule 1 thereto, Clayton, Dubilier & Rice Fund V Limited Partnership and EXOR Group S.A.

99.1	Press Release dated July 21, 2006 regarding the management succession plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: July 24, 2006	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary